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                                                                    Exhibit 10.3

                              BINDER OF REINSURANCE

                  CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     between

                 PHILADELPHIA CONSOLIDATED HOLDING CORPORATION'S
                           following member Companies:
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                         PHILADELPHIA INSURANCE COMPANY
                               both of Bala Cynwyd
                   (hereinafter referred to as the "Company")

                                       and

                      SWISS REINSURANCE AMERICA CORPORATION
                                Armonk, New York
                  (hereinafter referred to as the "Reinsurer")

BUSINESS COVERED:             Classes of Insurance

                              -     Automobile Liability:

                                    Bodily Injury Liability, Property Damage
                                    Liability, Medical Payments, Uninsured
                                    Motorists, Underinsured Motorists and
                                    No-Fault Coverage.

                              -     Liability Other Than Automobile:

                                    Bodily Injury Liability, Property Damage
                                    Liability, Personal and Advertising Injury
                                    Liability, and Medical Payments Coverage when written as part of a Commercial or Personal Package Policy or on a monoline basis. However, Advertising Injury Liability shall only apply to this Agreement when written as part of a Commercial Package Policy or a Commercial General Liability Coverage Form.

                              -     Commercial Umbrella Liability.

                              -     Professional Liability:

                                    Director's and Officers Liability for For
                                    Profit and Not for Profit risks,
                                    Miscellaneous Errors and Omissions
                                    Liability, Lawyers Professional Liability,
                                    Accountants Professional Liability, Dentists
                                    Professional Liability, Insurance Agents
                                    Professional Liability, Miscellaneous
                                    Professional Liability, Employment Practices
                                    Liability.

                                       1 .

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EFFECTIVE DATE
AND TERMINATION:                    This Agreement shall become effective with
                                    respect to losses occurring within the
                                    period commencing 12:01 a.m., Eastern
                                    Standard Time, January 1, 2004, with respect to Policies in force as of January 1, 2004, and new and renewal Policies becoming effective on or after said date and ending
                                    12:01 a.m., Eastern Standard Time, January
                                    1, 2005.

                                    Upon termination of this Agreement, the
                                    Reinsurer shall be liable for losses
                                    occurring prior to the date of termination;
                                    however, the Reinsurer shall have no
                                    liability for losses occurring subsequent to the termination of this Agreement.

                                    The term "Policies" shall mean each of the Company's binders, policies and contracts of insurance on the business covered hereunder.

TERRITORY:                          This Agreement applies to Policies issued by
                                    the Company within the United States of
                                    America, its territories and possessions, and Canada and shall apply to losses covered hereunder wherever occurring.

LIMIT AND RETENTION:                Part I - First Excess of Loss
                                    The Company shall retain the first
                                    $2,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the
                                    Company's retention of $2,000,000, but the liability of the Reinsurer shall never exceed $3,000,000 with respect to any one
                                    Loss Occurrence. However, in no event shall the liability of the Reinsurer arising out of Act(s) of Terrorism exceed $3,000,000 during the term of this Agreement.

                                    Part II - Second Excess of Loss
                                    The Company shall retain the first
                                    $5,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $5,000,000, but the liability of the Reinsurer shall never exceed $5,000,000 with respect to any one Loss Occurrence. However, in no event

                                      2 .

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                                    shall the liability of the Reinsurer arising
                                    out of Act(s) of Terrorism exceed $5,000,000 during the term of this Agreement.

                                    Part III - Third Excess of Loss
                                    The Company shall retain the first
                                    $10,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $10,000,000, but the liability of the Reinsurer shall never exceed $10,000,000, with respect to any one Loss Occurrence. However, in no event shall the liability of the Reinsurer arising out of Act(s) of Terrorism exceed $10,000,000 during the term of this Agreement.

                                    An "Act of Terrorism" for purposes of this Agreement shall mean:

                                    1.    Any actual or threatened violent act
                                          or act harmful to human life, tangible
                                          or intangible property or
                                          infrastructure directed towards or
                                          having the effect of (a) influencing
                                          or protesting against any de jure or
                                          de facto government or policy thereof,
                                          (b) intimidating, coercing or putting
                                          in fear a civilian population or
                                          section thereof for the purpose of
                                          establishing or advancing a specific
                                          ideological, religious or political
                                          system of thought, perpetrated by a
                                          specific individual or group directly
                                          or indirectly through agents acting on
                                          behalf of said individual or group or
                                          (c) retaliating against any country
                                          for direct or vicarious support by
                                          that country of any other government
                                          or political system.

                                    2.    Any act declared pursuant to the
                                          Terrorism Risk Insurance Act of 2002
                                          shall also be considered an "Act of
                                          Terrorism" for purposes of this
                                          Agreement.

                                    It is deemed that inuring Casualty Excess of Loss Reinsurance for limits greater than $1,000,000 per occurrence/per claim and inuring Corporate Errors and Omission Insurance coverages that are in effect at the inception of this agreement shall be maintained without change during the term of this agreement.

                                      3 .

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                                    It is further warranted that Policies
                                    subject to this Agreement with inuring
                                    coverage as deemed above, shall not exceed a combined limit for both the Primary Policy and Umbrella Policy of $11,000,000 per occurrence.

                                    It is also warranted that there are no known or reported losess as March 23, 2004 for the business covered hereunder.

REINSTATEMENT:                      Part I - First Excess of Loss
                                    One reinstatement calculated at pro-rata amount, 100% as to time.

                                    Part II - Second Excess of Loss
                                    One reinstatement calculated at pro-rata amount, 100% as to time.

                                    Part III - Third Excess of Loss
                                    One reinstatement calculated at pro-rata amount, 100% as to time.

EXCLUSIONS:                         As per the attached.

REINSURANCE PREMIUM:                The rates set forth below shall be applied
                                    to the Company's Subject Earned Premium, as per the attached Clause. The estimated
                                    Subject Earned Premium for the term of this agreement is $623,000,000.

                                    The Deposit Premiums set forth below shall be payable in four installments on January 1, April 1, July 1 and October 1 and adjusted within 60 days after termination subject to the Annual Minimum Premium.

                            Annual      Annual    Quarterly
                  Rate     Minimum      Deposit    Deposit
                  ----     -------      -------    --------
Part I           .056%     $279,104    $279,104    $ 69,776

Part II          .068%     $338,912    $338,912    $ 84,728

Part III         .131%     $652,904    $652,904    $163,226

REPORTS AND
REMITTANCES:                        As per the attached Clause.

OTHER CLAUSES:                      -     Access to Records (as attached)

                                    -     Amendments

                                    -     Claims

                                    -     Currency

                                      4 .

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                                    -     Dispute Resolution (as attached)

                                    -     Errors or Omissions

                                    -     Extra Contractual Obligations - 90%
                                          (as attached)

                                    -     Insolvency (as attached)

                                    -     Loss In Excess of Policy Limits - 90%
                                          (as attached)

                                    -     Loss Occurrence (as attached)

                                    -     Offset (as attached)

                                    -     Salvage and Subrogation

                                    -     Special Acceptance

                                    -     Special Termination

                                    -     Taxes

                                    -     Terrorism Excess Recovery (as
                                          attached)

                                    -     Ultimate Net Loss (as attached)

Upon signature by duly authorized representatives of the Reinsurer and the Company, this Binder of Reinsurance shall be effective until superseded by an Agreement of Reinsurance signed by duly authorized representatives of the Reinsurer and the Company.

SRA Participation Accepted Hereon:100% (Being $18,000,000)

SRA Reference #TC1573

SWISS REINSURANCE AMERICA CORPORATION

Authorized Signature_Peter Thompson, Account Executive

Date: 4/9/2004

PHILADELPHIA CONSOLIDATED HOLDING
         CORPORATION'S
           following member companies:

PHILADELPHIA INDEMNITY INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY

Authorized Signature Christopher J. Maguire, Executive Vice President and Chief Underwriting Officer

Date: 4/23/2004

DS philcasmar29

                                      5 .

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EXCLUSIONS

THIS AGREEMENT DOES NOT COVER:

A.    THE FOLLOWING GENERAL CATEGORIES

      1.    Ex-gratia payments.

      2. Risks subject to a deductible or a self-insured retention excess of $25,000.

      3. Loss or damage caused directly or indirectly by: (a) enemy attack by armed forces including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) intervention; (g) civil war; and (h) usurped power.

      4.    Reinsurance assumed by the Company.

      5. Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments; provided this exclusion shall not apply to Automobile or Workers Compensation assigned risks which may be currently or subsequently covered hereunder.

      6. Pollution Liability as per the attached Pollution Liability Exclusion Clause - Reinsurance.

      7.    Insolvency Funds as per the attached Insolvency Funds Exclusion
            Clause.

      8. Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:

            a. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.

            b. Nuclear Incident Exclusion Clause - Liability - Reinsurance - Canada.

            c.    Nuclear Incident Exclusion Clause - Reinsurance - No. 4.

      9. Any actual or alleged liability whatsoever for any claim or claims in respect of loss or losses, directly or indirectly arising out of, resulting from, or in consequence of asbestos, in whatever form or quantity.

      10. Any liability, loss, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with the use or release, or threat thereof, of any nuclear weapon or device or chemical

                                      6 .

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            or biological agent, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

B.    THE FOLLOWING INSURANCE COVERAGES

      1.    Fiduciary Liability.

      2.    Fidelity and Surety.

      3.    Credit and Financial Guarantee.

      4.    Securities and Exchange Liability.

      5.    Retroactive coverage.

      6.    Personal Excess or Umbrella Liability.

      7. Medical Malpractice for Doctors, Physicians, Surgeons, Nurses, Hospitals and Clinics.

      8. Advertisers,' Broadcasters' and Telecasters' Liability as respects Personal Injury Liability except as provided under Commercial Package Policies or Commercial General Liability Coverage Forms.

      9.    Liquor Law Liability except Host Liquor Law Liability.

      10.   Kidnap, Extortion and Ransom Liability.

      11.   Boiler and Machinery Insurance.

      12. Protection and Indemnity (Ocean Marine). 13. Workers Compensation and Employers Liability Insurance.

      14. Business classified by the Company as Primary Rental Liability and Supplemental Liability.

      15. New and Renewal business classified by the Company as Nursing Home or Assisted Living General Liability or Professional Liability. However, this exclusion shall not apply if the Company is required by the applicable regulatory authority(ies) to renew any insured(s) policy.

C.    THE FOLLOWING RISKS AS RESPECTS AUTOMOBILE LIABILITY AND AUTOMOBILE
      COLLISION

      1. Vehicles used in or while in practice or preparation for, a prearranged racing, speed, exhibition or demolition contest.

                                      7 .

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      2.    All vehicles classified as "Public Automobiles" except church buses, social service agency automobiles, van pools and vehicles used for the transportation of employees.

      3.    Fire, police, emergency or municipal vehicles.

      4.    Motorcycles.

      5.    The rental or leasing of vehicles to others.

      6.    Logging trucks.

      7. Vehicles regularly used to haul property of others and operating beyond a 200 mile radius.

      8.    Newspaper delivery trucks.

      9. Vehicles engaged in the transportation or distribution of fireworks, fuses, explosives, ammunitions, natural or artificial fuel, gas, or liquefied petroleum gases or gasoline.

D.    THE FOLLOWING AS RESPECTS LIABILITY OTHER THAN AUTOMOBILE

      1.    Risks involving known exposure to the following substances:

            a.    dioxin.

            b.    polychlorinated biphenols.

      2.    Liability as respects Products and Completed Operations:

            a. The manufacture, labeling or re-labeling, importation or wholesale distribution of:

                  (i)    Drugs or pharmaceuticals.

                  (ii)   Cosmetics.

                  (iii)  Herbicides, insecticides or pesticides.

                  (iv) Petrochemical or electrical equipment used for heating, lighting or cooking.

                  (v)    Industrial or toxic chemicals.

                  (vi) Valves, gaskets or seals of a hydraulic, petrochemical or high pressure nature.

                  (vii)  Medical supplies.

                  (viii) Heavy machinery and equipment.

                  (ix)   Power tools.

                  (x) Medical equipment used for diagnostic or life sustaining purposes.

            b. The manufacture or importing of motorized or self-propelled vehicles and equipment.

            c. The manufacturing, importing, packing, canning, bottling or processing of foodstuffs.

            d.    The blending, mixing, processing or importing of animal feed.

            e. The manufacture, sale, distribution, handling, servicing or maintenance of aircraft, aerospacecraft, missiles, satellites or any component or components thereof.

                                      8 .

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      3.    Ownership, operation or use of vessels exceeding 50 feet in length.

      4.    All railway operations except sidetrack agreements.

      5.    Amusement parks, carnivals or circuses.

      6.    Public assembly exposure in excess of 5,000.

      7.    Gas, electric and water utility companies.

      8.    Subaqueous operations.

      9.    Mining.

      10.   Blasting operations.

      11.   Demolition of buildings or structures in excess of two stories.

      12.   Shoring, underpinning or moving of buildings or structures.

      13.   Manufacture, sale, rental, lease, erection or repair of scaffolds.

      14.   Construction of bridges, tunnels or dams.

      15.   a.    Manufacturers or importers of fireworks, fuses, or any
                  substance, as defined and noted below, intended for use as an explosive.

            b. Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.

            c. Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.

            d. Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.

            NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

      16. Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel, gas, butane, propane or liquefied petroleum gases or gasoline.

      17.   Onshore and offshore gas and oil drilling operations.

      18. Ownership, maintenance or use of any airport or aircraft, including fueling, or any device or machine intended for and/or

                                      9 .

            aiding in the achievement of atmospheric flight, projection or orbit

      19.   Municipalities.

      20. Liability as respects companies identified in the attached Pharmaceutical / Medical Company Exclusion Listing, including all affiliates and subsidiaries thereof.

E. Those exclusions set forth under Items 5. and 16. of Section D. shall not apply if the exposure is incidental to the regular operations of the insured covered hereunder. An exposure shall be considered incidental if it comprises 15% or less of the insured's exposure base.

F. In the event the Company is inadvertently bound on any risk which is excluded under this Agreement and identified below, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 30 days thereafter, and shall then cease unless within the 30 day period, the Company has received from the Reinsurer written notice of its approval of such risk:

      1.    As respects Automobile Liability And Collision:

            Items 2. through 9. of Section C.

      2.    As respects Liability Other Than Automobile:

            Items 2. through 19. of Section D.

                                      10 .

                          SUPPLEMENT TO THE ATTACHMENTS

         DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS

A. Wherever the term "Company" or "Reinsured" or "Reassured" or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B. Wherever the term "Agreement" or "Contract" or "Policy" or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C. Wherever the term "Reinsurer" or "Reinsurers" or "Underwriters" or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.

               POLLUTION LIABILITY EXCLUSION CLAUSE - REINSURANCE

      This Reinsurance excludes:

      (1) Any loss occurrence arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

            a) At or from premises owned, rented or occupied by an original assured; or

            b) At or from any site or location used for the handling, storage, disposal, processing or treatment of waste; or

            c) Which are at any time transported, handled, stored, treated, disposed of, or processed as waste; or

            d) At or from any site or location on which any original assured is performing operations:

                  (i) If the pollutants are brought on or to the site or location in connection with such operations; or

                  (ii) If the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants.

      (2) Any liability, loss, cost or expense arising out of any governmental direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Subparagraphs a) and d)(i) of paragraph (1) of this exclusion do not apply to loss occurrences caused by heat, smoke or fumes from a hostile fire. As used herein, "hostile fire" means one which becomes uncontrollable or breaks out from where it was intended to be.

"Original assured" as used herein means all insureds as defined in the policy issued by the Company.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

      N.M.A. 1590

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1. of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II. in this paragraph 2. from the time specified in Clause III. in this paragraph 2. shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

      LIMITED EXCLUSION PROVISION*

            I. It is agreed that the policy does not apply under any liability coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

            II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liabilities Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

            III. The inception dates and thereafter of all original policies as described in II. above, whether new, renewal or replacement, being policies which either

                  (a)   become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2. shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3.    Except for those classes of policies specified in Clause II. of paragraph
      2. and without in any way restricting the operation of paragraph 1. of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

      Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

      shall be deemed to include with respect to such coverages, from the time specified in Clause V. of this paragraph 3., the following provision (specified as the Broad Exclusion Provision):

      BROAD EXCLUSION PROVISION*

      It is agreed that the policy does not apply:

            I. Under any Liability Coverage to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage

                  (a) with respect to which an insured under the policy is also an insured under nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

N.M.A. 1590                           - 2 -

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

            II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to IMMEDIATE MEDICAL OR SURGICAL RELIEF, first aid, to expenses incurred with respect to BODILY INJURY, SICKNESS, DISEASE OR DEATH, bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

            III. Under any Liability Coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage resulting from the hazardous properties of nuclear material, if

                  (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or
                        (2) has been discharged or dispersed therefrom;

                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                  (c) the INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR FACILITY, property damage to such nuclear facility and any property thereat.

N.M.A. 1590                           - 3 -

            IV.   As used in this endorsement:

                  "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

                  (a)   any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" INCLUDES ALL FORMS OF RADIOACTIVE CONTAMINATION OF PROPERTY; "property damage" includes all forms of radioactive contamination of property.

N.M.A. 1590                           - 4 -

            V.          The inception dates and thereafter of all original
                  policies affording coverages specified in this paragraph 3., whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3. shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                  (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

                  until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraph 1. of this Clause, it is understood and agreed that paragraphs 2. and 3. above are not applicable to original liability policies of the Reassured in Canada, and that with respect to such policies, this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

*NOTE: The words printed in BOLD TYPE in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590                           - 5 -

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - CANADA

      N.M.A. 1979

1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

                  Personal Liability
                  Farmers' Liability
                  Storekeepers' Liability

      which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

      Limited Exclusion Provision -

      This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

      With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

      Broad Exclusion Provision -

      It is agreed that this Policy does not apply:

      (a)   to liability imposed by or arising under the Nuclear Liability Act;
            nor

      (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

      (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

            (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

            (ii) the furnishing of an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

            (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

      As used in this Policy:

      (1) The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

      (2) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

N.M.A. 1979                           - 2 -

      (3)   The term "nuclear facility" means:

            (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

            (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or
                  (iii) handling, processing or packaging waste;

            (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

            and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

      (4) The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

      (5) With respect to property, loss of use of such property shall be deemed to be property damage.

N.M.A. 1979                           - 3 -

             NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

               PHARMACEUTICAL / MEDICAL COMPANY EXCLUSION LISTING

ABBOTT LABORATORIES                           MYLAN LABORATORIES
AKZO NOBEL                                    NOVARTIS
ALLERGAN                                      NOVO NORDISK
ALPHARMA                                      OTSUKA PHARMACEUTICAL
ALTANA AG                                     PFIZER
AMERISOURCE BERGEN                            PIERRE FABRE
AMERSHAM                                      PROCTER & GAMBLE
AMGEN                                         PURDUE FREDERICK / PRA HOLDING
ASTRAZENECA                                   ROCHE
AVENTIS                                       SANKYO
BARR LABORATORIES                             SANOFI-SYNTHELABO
BAXTER INTERNATIONAL                          SCHERING AG
BAYER                                         SCHERING-PLOUGH
BEAUFOUR IPSEN                                SCHWARZ PHARMA
BECTON, DICKINSON AND COMPANY                 SERONO
BOEHRINGER INGELHEIM KG                       SHIONOGI
BOSTON SCIENTIFIC CORPORATION                 SHIRE PHARMACEUTICALS
BRISTOL-MYERS SQUIBB                          SMITH & NEPHEW
CARDINAL HEALTH                               SOLVAY
CELLTECH (former MEDEVA)                      STRYKER
CENTERPULSE                                   SUMITOMO PHARMACEUTICALS
CHIRON                                        SYNTHES-STRATEC
CHUGAI PHARMACEUTICAL                         TAKEDA CHEMICAL INDUSTRIES
DAIICHI PHARMACEUTICAL                        TANABE
DAINIPPON PHARMACEUTICAL                      TAP PHARMACEUTICAL PRODUCTS
EDWARDS LIFESCIENCES                          TEVA PHARMACEUTICAL
EISAI                                         UCB
ELAN                                          WATSON PHARMACEUTICAL
FOREST LABORATORIES                           WYETH
FUJISAWA PHARMACEUTICAL                       YAMANOUCHI PHARMACEUTICAL
GENENTECH                                     ZIMMER
GLAXOSMITHKLINE
GUIDANT
IVAX
JOHNSON & JOHNSON
KYOWA HAKKO KOGYO
LABORATOIRE FOURNIER
LABORATOIRE SERVIER
LILLY (ELI)
MEDTRONIC
MERCK & CO
MERCK KGAA
MINNESOTA MINING & MANUFACTURING
MITSUBISHI PHARMACEUTICAL

GROUP PM CASUALTY/2003 JULY

REINSURANCE PREMIUM CLAUSE

A. The Company shall pay to the Reinsurer a premium for the reinsurance provided under the First, Second and Third Excess of Loss Layers at a rate set forth in Paragraph B. below. Such rates shall be applied to the Company's Subject Earned Premium for the term of this Agreement.

B. A deposit premium for each layer set forth below, shall be payable by the Company to the Reinsurer in four equal installments each due January 1, April 1, July 1 and October 1. Within 60 days after the termination of this Agreement, the Company shall render a statement to the Reinsurer showing the actual reinsurance premiums due hereunder. If such premium calculations differ from the deposit previously paid, the debtor party shall pay the outstanding balance within 60 days after the termination of this Agreement. However, in no event shall the adjusted premium be less than the minimum premium for each layer, set forth below.

                                           Minimum    Deposit      Quarterly
                                  Rate     Premium    Premium       Deposit
                                 -----    --------   --------      ---------
First Excess Layer               .056%    $279,104   $279,104      $ 69,776

Second Excess Layer              .068%    $338,912   $338,912      $ 84,728

Third Excess Layer               .131%    $652,904   $652,904      $163,226

C. The term "Subject Earned Premium" as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on an actual daily basis or in accordance with the Company's methodology, as agreed.

D. The term "Net Premiums Written" shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.

REPORTS AND REMITTANCES CLAUSE

A. The Company shall furnish the Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

B. All checks and supporting documentation shall be sent via wire transfer to the Reinsurer through one of the options set forth below:

            a.    WIRE TRANSFER

                  (i)   All wires should be sent to:

                        The Bank of New York
                        1 Wall Street
                        New York, NY 10286
                        Account Name: Swiss Reinsurance America Corporation Account Number: 8900489197
                        ABA Number: 021000018 (SWIFT: IRVTUS3N)

                  (ii)  All supporting documentation should be sent to:

                        Swiss Reinsurance America Corporation
                        Accounting Department
                        175 King Street
                        Armonk, NY 10504

            b.    LOCK BOX

                  Both checks and supporting documentation shall be sent to:

                  Swiss Reinsurance America Corporation
                  P.O. Box 7247-7281
                  Philadelphia, PA 19170-7281

C. Premium Bordereau as respects each Policy covered under this Agreement - Within 30 days after the close of each calendar quarter, the Company shall submit a premium bordereau to the Reinsurer segregated by underwriting year, the following information as respects each Policy covered under this
      Agreement:

      1.    Name of Insured,

      2.    Policy Number,

      3.    Effective and Expiration Dates,

      4.    Line of Business.

                                       1.

D. Payment by the Reinsurer of its portion of loss and Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer.

                                       2.

ACCESS TO RECORDS CLAUSE

The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.

DISPUTE RESOLUTION CLAUSE

Part I - Choice Of Law And Forum

Any dispute arising under this Agreement shall be resolved in the State of Pennsylvania, and the laws of the State Pennsylvania shall govern the interpretation and application of this Agreement.

Part II - Mediation

If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Part III - Arbitration

A. Resolution of Disputes - As a condition precedent to any right of action arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

B. Composition of Panel - Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

C. Appointment of Arbitrators - The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

                                       1.

D. Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrator, choose an umpire as provided in Paragraph C. of
      Part III of this Article.

E. Submission of Dispute to Panel - Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of the umpire.

F. Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

G. Arbitration Award - The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

H. Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

                                       2.

EXTRA CONTRACTUAL OBLIGATIONS CLAUSE

A. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

C. However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

INSOLVENCY CLAUSE

A. In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law.

B. The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In addition to the offset provisions set forth in Article - Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D. Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.

LOSS IN EXCESS OF POLICY LIMITS CLAUSE

A. "Loss in Excess of Policy Limits" is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purposes of this Article, the word "loss" shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

D. With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement shall be deducted to arrive at the amount of the Company's Ultimate Net Loss.

LOSS OCCURRENCE CLAUSE

The term "Loss Occurrence" shall mean any accident or occurrence or series of accidents or occurrences arising out of any one event and happening within the term and scope of this Agreement. Without limiting the generality of the foregoing, the term "Loss Occurrence" shall be held to include:

A. As respects Products Bodily Injury and Products Property Damage Liability, injuries to all persons and all damage to property of others occurring during a Policy Period and proceeding from or traceable to the same causative agency shall be deemed to arise out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencing date of the Policy Period. For the purpose of this provision, each annual period of a Policy which continues in force for more than one year shall be deemed to be a separate Policy Period.

B. As respects Bodily Injury Liability (other than Automobile and Products), said term shall also be understood to mean, as regards each original assured, injuries to one or more than one person resulting from infection, contagion, poisoning, or contamination proceeding from or traceable to the same causative agency.

C. As respects Property Damage Liability (other than Automobile and Products), said term shall also, subject to Provisions 1. and 2. below, be understood to mean loss or losses caused by a series of operations, events, or occurrences arising out of operations at one specific site and which cannot be attributed to any single one of such operations, events or occurrences, but rather to the cumulative effect of the same. In assessing each and every Loss Occurrence within the foregoing definition, it is understood and agreed that:

      1. the series of operations, events or occurrences shall not extend over a period longer than 12 consecutive months; and

      2. the Company may elect the date on which the period of not exceeding 12 consecutive months shall be deemed to have commenced.

      In the event that the series of operations, events or occurrences extend over a period longer than 12 consecutive months, then each consecutive period of 12 months, the first of which commences on the date elected under 2. above, shall form the basis of claim under this Agreement.

D. As respects those Policies of the Company which provide aggregate limits of liability, the total of all individual losses occurring during any one Policy year which proceed from or are traceable to the same causative agency.

OFFSET CLAUSE

Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of
Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

TERRORISM EXCESS RECOVERY CLAUSE

A.    For purposes of this Article:

      1. "Act" shall mean the Terrorism Risk Insurance Act of 2002, any amendments thereto and any regulations promulgated thereunder.

      2. "Affiliate," "Insured Losses," and "Program Year" shall have the meanings provided in the Act.

      3.    "Company" shall include the Company and all affiliates.

B. This reinsurance shall not apply to any fines, civil penalties or surcharges assessed pursuant to the Act.

C. To the extent that the Company allocates Insured Losses and/or federal assistance under the Act among affiliates, claims, contracts or otherwise in any manner which impacts the reinsurance provided hereunder, the Company shall apply a reasonable allocation method acceptable to the Reinsurer.

D. To the extent that an Insured Loss is otherwise payable hereunder, the reinsurance provided by this Agreement shall apply only to the portion of liability, loss, cost and/or expense retained by the Company net of any federal assistance pursuant to the Act. For each Program Year, the liability of the Reinsurer for Insured Losses under this Agreement shall be reduced by the ratio that the financial assistance under the Act allocated to Policies subject to this Agreement bears to the Company's total Insured Losses subject to this Agreement. If the Company does not make such allocation, the liability of the Reinsurer for Insured Losses in any Program Year under this Agreement shall be reduced by the ratio that the financial assistance available to the Company under the Act for that Program Year bears to the Company's total Insured Losses for the same Program Year.

E. The parties recognize that, for any Program Year, the Reinsurer may without waiver of the foregoing Paragraphs make payments for Insured Losses which, together with available financial assistance under the Act and the Company retentions and/or deductibles hereunder, exceed the Company's Insured Losses. In such event, the Reinsurer's proportional share of all such excess recovery (hereafter "Reinsurer's Excess Share") shall inure to the benefit of the Reinsurer. All excess recovery described in this Paragraph shall be allocated to the Reinsurer and the Company in proportion to the respective liability of each for Insured Losses, net of federal assistance under the Act, salvage, subrogation and other similar recoveries, as applicable.

                                       1.

F.    In the event of a Reinsurer's Excess Share, the Company shall:

      1.    Promptly pay the Reinsurer's Excess Share to the Reinsurer; or

      2. Upon request of the Reinsurer at any time and at the Reinsurer's sole discretion, instead assign to the Reinsurer its rights to recover directly from the federal government any portion of Reinsurer's Excess Share not already paid to the Reinsurer. The Company shall cooperate with and assist the Reinsurer, at its own expense, to the extent reasonably necessary for the Reinsurer to exercise those rights. If the Reinsurer is unable, for any reason, to exercise any right assigned to it by the Company pursuant to this Article, the Company shall pay the Reinsurer's Excess Share to the Reinsurer as if no assignment had taken place to the extent that the Company has not been deemed to have forfeited the right to financial assistance under the Act by virtue of the attempted assignment.

G. In the event of an Insured Loss, the Company shall provide the Reinsurer with a monthly report detailing claim settlement activities and financial assistance under the Act. Calculations for each Program Year shall continue to be made until the settlement of all Insured Losses covered hereunder.

                                       2.

ULTIMATE NET LOSS CLAUSE

A. The term "Ultimate Net Loss" shall mean the actual sum paid by the Company in settlement of losses or liability including interest accrued prior to judgment after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of
      Article     - Insolvency of this Agreement.

B. The term "Ultimate Net Loss" shall include 90% of Loss In Excess of Policy Limits and 90% of Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

C. The term "Loss Adjustment Expenses" shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation, including court costs and post-judgment interest, of any claim or loss covered by the Policies reinsured under this Agreement, and shall include Declaratory Judgment Expenses. However, the term "Loss Adjustment Expenses" shall not include the salaries and expenses of Company employees, office expenses and other overhead expenses.

D. The term "Declaratory Judgment Expenses" shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company's defense and/or indemnification obligations, that are allocable to any specific claim or loss applicable to Policies subject to this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

E. All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

F. Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.